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                                                                    Exhibit 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Del Monte Foods Company of our report dated July 12, 2002 relating to the financial statements of The U.S. Tuna, North American Pet Products and U.S. Soup and Infant Feeding Businesses of the H.J Heinz Company, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

November 15, 2002